                                                                   EXHIBIT 10.11


                         EXECUTIVE SEVERANCE AGREEMENT
                         -----------------------------

          This agreement (this "Agreement") is made as of the 14th day of December, 1994, between Southwestern Energy Company, an Arkansas corporation with its principal offices at 1083 Sain Street, P.O. Box 1408, Fayetteville, Arkansas 72702-1408 (hereinafter called the "Company"), and Gregory D. Kerley (hereinafter called the "Employee"), residing at 3409 Fredricksburg Circle, Fayetteville, Arkansas 72703.

                                WITNESSETH THAT:

          WHEREAS, should the Company or shareholders of the Company receive any proposal from a third person concerning a possible business combination with the Company or an acquisition of equity securities of the Company, the Board of Directors of the Company (hereinafter called the "Board") believes it imperative that the Company and the Board be able to rely upon the Employee to continue in his position, and that the Company and the Board be able to receive and rely upon his advice, if they request it, as to the best interests of the Company and its shareholders, without concern that he might be distracted or that his advice might be affected by the personal uncertainties and risks created by such a proposal;

          WHEREAS, the Company desires to provide the benefits provided for herein in order to enable it to attract and retain qualified executives such as the Employee, without a current expense to the Company;

          NOW, THEREFORE, to assure the Company that it will have the continued dedication of the Employee and the availability of his advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company and to induce the Employee to remain in the employ of the Company, and for other good and valuable consideration, the Company and the Employee hereby agree as follows:

          1.  Definitions.
              -----------

          (i) "Cause," when used in connection with the termination of the Employee's employment by the Company, shall mean (a) the willful and continued failure by the Employee substantially to perform his duties and obligations to the Company (other than any such failure resulting from his Disability) which failure continues after the Company has given notice thereof to the Employee or
(b) the willful engaging by the Employee in misconduct which is materially injurious to the Company. For purposes of this definition, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee in bad faith and without reasonable belief that his action or omission was in the best interests of the Company.

         (ii) "Change in Control" shall mean the occurrence of any of the following:

          (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), an "Acquiring Person") becomes the

     "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any employee benefit plan sponsored or maintained by the Company (or any trustee of such plan acting as trustee);

          (b) the Company's stockholders approve an agreement to merge or consolidate the Company with another corporation (other than a corporation 50% or more of which is controlled by, or is under common control with, the Company);

          (c) any individual who is nominated by the Board for election to the Board on any date fails to be so elected as a direct or indirect result of any proxy fight or contested election for positions on the Board;

          (d) a "change in control" of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act occurs; or

          (e) a majority of the Board determines in its sole and absolute discretion that there has been a Change in Control of the Company or that there will be a Change in Control of the Company upon the occurrence of certain specified events and such events occur;

          Notwithstanding Subparagraphs (a) through (d) of this Paragraph (ii), a Change in Control shall not occur by reason of any event which would otherwise constitute a Change in Control if, immediately after the occurrence of such event, individuals who are Acquiring Persons and who were employees of the Company immediately prior to the occurrence of such event own, on a fully diluted basis, securities of the Company representing (A) 5% or more of the combined voting power of the Company's then outstanding securities or (B) 5% or more of the value of the Company's then outstanding equity securities.

          (iii)  "Committee" shall mean the Compensation Committee of the Board.

          (iv) "Compensation" shall mean the "base amount" as such term is defined in Section 280G of the Internal Revenue Code of 1986, as amended from time to time (the "Code") and the regulations promulgated thereunder.

          (v) "Contract Period" shall mean the period defined in Section 2 hereof.

          (vi) "Disability" shall mean a physical or mental incapacity of the Employee which entitles the Employee to benefits at least equal to two-thirds of his base salary during the period of such incapacity under any long term disability plan applicable to him and maintained by the Company as in effect immediately prior to a Change in Control.

          (vii) "Good Reason," when used with reference to a termination by the Employee of his employment with the Company, shall mean:

          (a) the assignment to the Employee of any duties inconsistent with, or the reduction of powers or functions associated with, his positions, duties, responsibilities and status with the Company immediately prior to a Change in Control, or any removal of the Employee from, or any failure to reelect the Employee to, any positions or offices the Employee held immediately prior to a Change in Control, except in connection with the termination of the Employee's employment by the Company for Cause or on account of Disability pursuant to the requirements of this Agreement;

          (b) a reduction by the Company of the Employee's base salary as in effect immediately prior to a Change in Control, except in connection with the termination of the Employee's employment by the Company for Cause or on account of Disability pursuant to the requirements of this Agreement;

          (c) a change in the Employee's principal work location to a location more than forty (40) miles from Fayetteville, Arkansas, except for required travel on the Company's business to an extent substantially consistent with the Employee's business travel obligations immediately prior to a Change in Control;

          (d) (1) the failure by the Company to continue in effect any employee benefit plan, program or arrangement (including, without limitation, "employee benefit plans" within the meaning of Section 3(3) of the Employee

     Retirement Income Security Act of 1974) in which the Employee was participating immediately prior to a Change in Control (or substitute plans, programs or arrangements providing the Employee with substantially similar benefits), (2) the taking of any action, or the failure to take any action, by the Company which could (A) adversely affect the Employee's participation in, or materially reduce the Employee's benefits under, any of such plans, programs or arrangements, (B) materially adversely affect the basis for computing benefits under any of such plans, programs or arrangements or (C) deprive the Employee of any material fringe benefit enjoyed by the Employee immediately prior to a Change in Control or (3) the failure by the Company to provide the Employee with the number of paid vacation days to which the Employee was entitled immediately prior to a Change in Control in accordance with the Company's vacation policy applicable to the Employee then in effect, except, in each case, in connection with the termination of the Employee's employment by the Company for Cause or on account of Disability pursuant to the requirements of this Agreement;

          (e) the failure by the Company to pay the Employee any portion of the Employee's current compensation, or any portion of the Employee's compensation deferred under any plan, agreement or arrangement of or with the Company, within seven (7) days of the date such compensation is due;

          (f) a material increase in the required working hours of the Employee from that required prior to a Change in Control;

          (g) the failure by the Company to obtain an assumption of the obligations of the Company under this Agreement by any successor to the Company; or

          (h) any termination of the Employee's employment by the Company during the Contract Period which is not effected pursuant to the requirements of this Agreement.

          (viii) "Termination Date" shall mean the effective date as provided hereunder of the termination of the Employee's employment.

          2.  Application of Agreement.  This Agreement shall apply only to a
              ------------------------
termination of employment of the Employee during a period (the "Contract Period") commencing on the date immediately preceding the date of a Change in Control and terminating on the third anniversary of the date of the Change in Control; provided, however, that such Change in Control occurs during the period
         --------  -------
commencing as of the date hereof and terminating on the first anniversary of the date hereof or as further extended pursuant to the following sentence. On the first anniversary of the date hereof, and on each anniversary of the date hereof thereafter, the period during which this Agreement shall automatically apply shall be extended for one additional year, unless on or before such anniversary the Company notifies the Employee that it elects not to extend such period.

Any reference herein to the Employee's employment or termination of employment by or with the Company shall include the Employee's employment or termination of employment by or with any subsidiary or affiliated company of the Company.

          3.  Termination of Employment of the Employee By the Company During
              ------------------------------------------------ --------------
the Contract Period.
-------------------

          (i) During the Contract Period, the Company shall have the right to terminate the Employee's employment hereunder for Cause, for Disability or without Cause by following the procedures hereinafter specified.

          (ii) Termination of the Employee's employment for Disability shall become effective thirty (30) days after a notice of intent to terminate the Employee's employment, specifying Disability as the basis for such termination, is given to the Employee by the Committee.

          (iii) The Employee may not be terminated for Cause unless and until a notice of intent to terminate the Employee's employment for Cause, specifying the particulars of the conduct of the Employee forming the basis for such termination, is given to the Employee by the Committee and, subsequently, a majority of the Board finds, after reasonable notice to the Employee (but in no event less than fifteen (15) days' prior notice) and an opportunity for the Employee and his counsel to be heard by the Board, that termination of the Employee's employment for Cause is justified. Termination of the Employee's employment for Cause shall become effective after such finding has been made by the

Board and five (5) business days after the Board gives to the Employee notice thereof, specifying in detail the particulars of the conduct of the Employee found by the Board to justify such termination for Cause.

          (iv) The Company shall have the absolute right to terminate the Employee's employment without Cause at any time during the Contract Period by vote of a majority of the Board. Termination of the Employee's employment without Cause shall be effective five (5) business days after the Board gives to the Employee notice thereof, specifying that such termination is without Cause.

          (v) Upon a termination of the Employee's employment for Cause during the Contract Period, the Employee shall have no right to receive any compensation or benefits hereunder other than those benefits provided in Paragraph (i)(a) of Section 5 hereof. Upon a termination of the Employee's employment without Cause during the Contract Period, the Employee shall be entitled to receive the benefits provided in Section 5 hereof. This Agreement shall not apply to, and the Employee shall have no right to receive any compensation or benefits hereunder in connection with any termination of the Employee's employment by the Company other than during the Contract Period.

          4.  Termination of Employment By the Employee During the Contract
              -------------------------------------------------------------
Period.  During the Contract Period, the Employee shall be entitled to terminate
------
his employment with the Company, and shall be entitled to the benefits hereunder as follows. If the Employee terminates his employment with the Company during the twelve-month period beginning immediately preceding the date of a Change in Control, the Employee shall not be entitled to receive the benefits provided for in Section 5 hereof (other than those provided for in Paragraph (i)(a) thereof) unless the termination is for Good Reason. If the Employee shall terminate his employment with the Company after the expiration of such twelve-month period and during the Contract Period (or with respect to the benefits provided for in Section 5(i)(a) hereof, at any time during the contract period), the Employee shall be entitled to receive the benefits provided in Section 5 hereof if such termination is for any reason or without reason. The Employee shall give the Company notice of voluntary termination of employment pursuant to this Section 4, which notice need specify only the Employee's desire to terminate his employment and, if such termination is during the twelve-month period beginning immediately following a Change in Control and is for Good Reason, set-forth in reasonable detail the facts and circumstances claimed by the Employee to constitute Good Reason. Termination of the Employee's employment by the Employee pursuant to this
Section 4 shall be effective five (5) business days after the Employee gives notice thereof to the Company. This Agreement shall not apply to, and the Employee shall have no right to receive, any compensation or benefits hereunder in connection with any termination of the Employee's employment by the Employee other than during the Contract Period. This Agreement shall not apply to, and the Employee shall have no right to receive, any compensation or benefits hereunder in connection with a termination of the Employee's employment on account of the Employee's death, whether or not during the Contract Period.

          5.  Benefits Upon Termination in Certain Circumstances.
              --------------------------------------------------

          (i) Upon the termination of the employment of the Employee by the Company pursuant to Section 3(iv) (or with respect to the benefits in Subparagraph (a) of this Paragraph, Section 3(iv) or 3(v)) hereof or, by the Employee pursuant to Section 4 hereof, the Employee shall be entitled to receive the following payments and benefits:

          (a) The Company shall pay to the Employee, not later than the Termination Date, a lump sum cash amount equal to the sum of (I) the full base salary earned by the Employee through the Termination Date and unpaid at the Termination Date, calculated at the highest rate of base salary in effect at any time during the twelve months immediately preceding the Termination Date, (II) the amount of any base salary attributable to vacation earned by the Employee but not taken before the Termination Date,
     (III) any annualized bonus accrued to the Employee through the Termination Date and unpaid at the Termination Date, plus (IV) all other amounts earned by the Employee and unpaid at the Termination Date.

          (b) The Company shall pay to the Employee, not later than the Termination Date, a lump sum cash amount equal to the product of the Employee's Compensation times 2.99.

          (ii) If the Employee's employment is terminated by the Company pursuant to Section 3(ii) or 3(iv) hereof, or by the Employee pursuant to
Section 4 hereof, the employee shall be entitled to receive the following payments and benefits:

          (a) The Company shall maintain in full force and effect for the Employee's continued benefit all life, medical, dental, prescription drug and long- and short-term disability plans, programs or arrangements, whether group or individual, in which the Employee was entitled to participate at any time during the twelve month-period prior to the Termination Date, until the earliest to occur of (I) three years after the Termination Date; (II) the Employee's death (provided that benefits payable to his beneficiaries shall not terminate upon his death); or (III) with respect to any particular plan, program or arrangement, the date he is afforded a comparable benefit at a comparable cost to the Employee by a subsequent employer. In the event that the Employee's participation in any such plan, program or arrangement of the Company is prohibited, the Company shall arrange to provide the Employee with benefits substantially similar to those which the Employee is entitled to receive under such plan, program or arrangement for such period.

          (b) The Company shall pay to the Employee all legal fees and expenses (including legal fees and expenses incurred in connection with an arbitration proceeding engaged in pursuant to Section 10 hereof) incurred by the Employee as a result of such termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided to the Employee by this Agreement or under any other plan, program or arrangement of the Company or agreement with the Company), as and when such fees and expenses become due.

          (iii) The Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Section 5 by seeking other employment or otherwise.

          (iv)  The amount of any payment or benefit provided for in this
Section 5 shall not be reduced by any compensation, benefits or other amounts paid to or earned by the Employee as the result of employment with another employer after the Termination Date or otherwise.

          (v) In the event that any payment hereunder, together with any other payment or the value of any benefit received in connection with a Change in Control or the termination or the Employee's employment pursuant to this Agreement or any plan, agreement or other arrangement between the Company and the Employee (or any member of Company's affiliated group as such term is defined in Section 1504 of the Code, without regard to

Section 1504(b) thereof) would result in the imposition of an excise tax under
Section 4999 of the Code, the payment hereunder may, at the election of the Employee, be reduced by the amount necessary to prevent the imposition of such excise tax. The Company shall engage tax counsel selected by the Employee and reasonably acceptable to the Company to advise the Employee regarding any potential excise tax liability under Section 4999 of the Code and as to any benefit or detriment to the Employee of making the reduction election provided for hereunder. In making the determinations required in order to give the advice contemplated by this Paragraph (v), tax counsel may rely on benefit consultants, accountants and other experts. The Company agrees to pay all fees and expenses of such tax counsel and other experts.

          6.  Payment Obligations Absolute.  The Company's obligation to pay the
              ----------------------------
Employee the amounts provided for hereunder shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against him or anyone else and, including without limitation, any defense or claim based on a breach by the Employee of the covenants contained herein. All amounts payable by the Company hereunder shall be paid without notice or demand. Except as expressly provided herein, the Company waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to amend, terminate, cancel or rescind this Agreement in whole or in part. Subject to the right of the Company to seek arbitration under Section 10 hereof and recover any payment made hereunder, each and every payment made hereunder by the Company shall be final, and the Company shall not seek to recover all or any part of such payment from the Employee or from whomsoever may be entitled thereto, for any reason whatsoever.

          7.  Covenant Not to Solicit.
              ------------------------

          (i) In the event the Employee's employment is terminated by the Company pursuant to Section 3(iv) hereof or by the Employee pursuant to Section 4 hereof, the Employee agrees during the three-year period following the Termination Date not to:

          (a) offer employment to any officer or employee of the Company or any subsidiary or affiliated company of the Company or attempt to induce any such officer or employee to leave the employ of the Company or any subsidiary or affiliated company of the Company; or

          (b) attempt to persuade or induce, or persuade or induce, any officer, director, agent, customer, client or supplier of the Company or any subsidiary or affiliated company of the Company to discontinue his or her relationship with the Company or any subsidiary or affiliated company of the Company.

          (ii) In the event of any breach of the foregoing covenant, the Employee acknowledges that the Company's remedy at law is inadequate and that the Company shall be entitled to seek injunctive relief.

          8.  Successors; Binding Agreement.
              -----------------------------

          (i) This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the business and/or assets of the Company. Additionally, the Company shall require any such successor expressly to agree to assume and to assume all of the obligations of the Company under this Agreement upon or prior to such succession taking place. A copy of such assumption and agreement shall be delivered to the Employee promptly after its execution by the successor. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and, as a result of such breach, the Company shall pay to the Employee the benefits as provided in Section 5 hereof as if the Company had terminated the Employee's employment on the date on which such succession becomes effective, without Cause, upon a Change in Control. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and or assets as aforesaid, whether or not such successor executes and delivers the agreement provided for in this Section 8(i).

          (ii) This Agreement is personal to the Employee and the Employee may not assign or transfer any part of his rights or duties hereunder, or any compensation due to him hereunder, to any other person, except that this Agreement shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, executors, administrators, heirs, distributees, devises, legatees or beneficiaries. No payment pursuant to any will or the laws of descent and distribution shall be made hereunder unless the Company shall have been furnished with a copy of such will and/or such other evidence as the Board may deem necessary to establish the validity of the payment.

          9.  Modification; Waiver.  No provisions of this Agreement may be
              --------------------
modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by the Employee and such director or officer as may be specifically designated by the Board. Waiver by any party of any breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

          10.  Arbitration of Disputes.
               -----------------------

          (i) Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation or validity hereof shall be settled exclusively and finally by arbitration except that in the event of the Employee's breach of the covenant contained in Section 7 hereof, the Company shall be entitled to seek injunctive relief pursuant to Section 7(ii) hereof.
It is specifically understood and agreed that any disagreement, dispute or controversy which cannot be resolved between the parties, including without limitation any matter relating to the interpretation of this Agreement, may be submitted to arbitration irrespective of the magnitude thereof, the amount in controversy or whether such disagreement, dispute or controversy otherwise would be considered justiciable or ripe for resolution by a court or arbitral tribunal.

          (ii) The arbitration shall be conducted in accordance with the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA").

          (iii) The arbitral tribunal shall consist of one arbitrator. The parties to the arbitration jointly shall directly appoint such arbitrator within 30 days of initiation of the arbitration. If the parties shall fail to appoint such arbitrator as provided above, such arbitrator shall be appointed by the AAA as provided in the Arbitration Rules and shall be a person who (a) maintains his principal place of business within 30 miles of the City of Fayetteville, Arkansas, and (b) has had substantial experience (whether practical or academic) in mergers and acquisitions or, if no such person is available, in employee benefits. The Company shall pay all of the fees, if any, and expenses of such arbitrator.

          (iv) The arbitration shall be conducted within 30 miles of the City of Fayetteville, Arkansas or in such other city in the United States of America as the parties to the dispute may designate by mutual written consent.

          (v) At any oral hearing of evidence in connection with the arbitration, each party thereto or its legal counsel shall have the right to examine its witnesses and to cross-examine the witnesses of any opposing party. No evidence of any witness shall be presented unless the opposing party or parties shall have the opportunity to cross-examine such witness, except as the parties to the dispute otherwise agree in writing or except under extraordinary circumstances where the interests of justice require a different procedure.

          (vi) Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The parties hereto hereby waive, to the extent permitted by law, any rights to appeal or to seek review of such award by any court or tribunal. The parties hereto agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction.

          (vii) Nothing herein contained shall be deemed to give the arbitral tribunal any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.

          11.  Notice.  All notices, requests, demands and other communications
               ------
required or permitted to be given by either party to the other party by this Agreement (including, without limitation, any notice of termination of employment and any notice under the Arbitration Rules of an intention to arbitrate) shall be in writing and shall be deemed to have been duly given when delivered personally or received by certified or registered mail, return receipt requested, postage prepaid, at the address of the other party, as follows:

          If to the Company, to:

          Southwestern Energy Company
          1083 Sain Street
          P.O. Box 1408
          Fayetteville, Arkansas 72702-1408
          Attention:  Board of Directors and Secretary
          ---------

          If to the Employee, to:

          Mr. Gregory D. Kerley
          3409 Fredricksburg Circle
          Fayetteville, Arkansas 72703

Either party hereto may change its address for purposes of this Section 11 by giving fifteen (15) days' prior notice to the other party hereto.

          12.  Severability.  If any term or provision of this Agreement or the
               ------------
application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          13.  Headings.  The headings in this Agreement are inserted for
               --------
convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement.

          14.  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed an original.

          15.  Governing Law.  This Agreement has been executed and delivered in
               -------------
the State of Arkansas and shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Arkansas.

          16.  Payroll and Withholding Taxes.  The Company may withhold from any
               -----------------------------
amounts payable to the Employee hereunder all federal, state, city or other taxes that the Company may reasonably determine are required to be withheld pursuant to any applicable law or regulation.

          17.  Entire Agreement.  Except as explicitly provided for herein, this
               ----------------
Agreement supersedes any and all other oral or written agreements heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof; provided, that, this
                                                      --------  ----
Agreement shall not supersede or limit or in any way affect the amount of compensation or benefits to which the Employee would be entitled under any other agreement, plan, program or arrangement with the Company including any such agreement, plan, program or arrangement providing for benefits in the nature of severance pay.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                Southwestern Energy Company



                                By:____________________________
                                    Chairman of the Compensation
                                    Committee


                                Southwestern Energy Company



                                By:____________________________
                                    Chairman of the Board of
                                    Southwestern Energy Company



                                By:____________________________
                                    Gregory D. Kerley